Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual Report of OptimizeRx Corp (the “Company”) on Form 10-K/A for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the “Report”), I, William J. Febbo, Chief Executive Officer of the Company, and I, Edward Stelmakh, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ William J. Febbo
Name:	William J. Febbo
Title:	Chief Executive Officer, Principal Executive Officer
Date:	March 10, 2023

By:	/s/ Edward Stelmakh
Name:	Edward Stelmakh
Title:	Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer
Date:	March 10, 2023

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.